Exhibit 99.1

Company Contact: Dr. Charles R. Struby, CEO & President 305-324-2300 Investor Relations Contact: Porter, LeVay & Rose, Inc. Linda Decker, Vice President 212-564-4700

IVAX DIAGNOSTICS, INC. REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS

—Anticipated Realignment of Sales Force and New Product Introductions Expected to

Favorably Impact 2010 Results—

MIAMI, FL, November 12, 2009 — IVAX Diagnostics, Inc. (AMEX: IVD), a fully integrated in vitro diagnostics company, reports its financial results for the third quarter and nine months ended September 30, 2009.

Charles Struby, Ph.D., Chief Executive Officer and President of IVAX Diagnostics, said, “Since the beginning of the year we have been focused on building a stronger organization, taking the necessary actions to strengthen our revenue and improve our operating results. Planning for the expected launch next year of our new product lines stemming from the distribution agreement we signed with IMMCO Diagnostics in July, includes realignment of our U.S. sales force, and preparations for an intensive product promotion campaign to support the sales of our new products. Those new products will more than double the number of Autoimmune ELISA (Enzyme-linked Immunosorbent Assay) test kits and add 50 new IFA (Immunoflourescence Assays) test kits to our product line. During September we received our first orders for the Simtomax® Blood DropTest, a new product for the detection of celiac disease that we obtained the right to distribute under our recently signed distribution agreement with Augurix SA.”

“As previously announced, we submitted a 510(k) premarket submission with the U.S. Food and Drug Administration (FDA) for the MAGO® 4S, our next-generation fully automated Enzyme-linked Immunosorbent Assay (ELISA) system for autoimmune and infectious disease testing. We believe the new instrumentation will provide a flexible, efficient and cost-effective solution to today’s high-performance laboratory demands. We filed this 510(k) submission on September 30, 2009, which was well in advance of our previously announced goal of making that submission prior to year-end. We have received feedback from the FDA requesting that we provide additional analytics and clinical test data, and are working with them to provide the requested information and expedite the approval process. We remain hopeful that we can achieve our previously announced goal of receiving regulatory approval during the first quarter of 2010 and, in any event, expect to receive regulatory approval during the first half of 2010,” Dr. Struby continued.

“Since the beginning of the year we have laid the groundwork to make our company stronger and more efficient, through a thorough evaluation of our operations, our distribution agreements, manufacturing facilities and product offerings. It has been a challenging year in many ways, from both a macro and micro standpoint. While the IVAX Diagnostics team cannot impact world economic conditions, we believe the steps we are taking to improve our operations and competitiveness, while increasing our footprint in the global in vitro diagnostics market, will have beneficial effects for both our customers and stockholders alike. We believe these improvements will help improve our company’s long-term performance in our growing marketplace,” Dr. Struby added.

Financial Highlights for the Quarter and Nine Months Ended September 30, 2009

Net revenues for the third quarter of 2009 were $4.6 million, compared with $5.4 million in the third quarter of 2008. While domestic revenues for the third quarter of 2009 were relatively consistent with domestic revenues achieved during the first and second quarters of 2009, net revenues from domestic operations comprised $717,000 of the year-over-year quarterly overall decrease in net revenues. Italian revenues declined by $138,000, of which $79,000 was due to the fluctuation of the United States dollar relative to the Euro. As measured in Euros, Italian revenues for the third quarter of 2009 decreased 4.8% compared to Italian revenues generated in the same period of 2008, principally due to relatively small reagent and instrumentation sales declines to the company’s international distributors. Domestic revenue was affected by declines in reagent sales to instrumentation customers, as well as decreases in contract manufacturing revenue and antigen sales. Global economic conditions continued to adversely affect revenues in both segments of the company’s business.

Gross profit for the third quarter of 2009 was $2.4 million compared with $3.2 million in the third quarter of 2008. Gross profit margins were 53.3% for the third quarter of 2009 compared with 59.9% in the same period of 2008. The decrease in gross profit was primarily attributable to the decline in net revenues, including the effect of exchange rate fluctuations, and the decrease in gross profit margins was principally the result of a decline in domestic gross profit due to an increase in domestic manufacturing costs and unfavorable manufacturing variances.

Operating expenses for the third quarter of 2009 were $3.5 million compared with $3.2 million in the third quarter of 2008. Contributing to this increase was an increase in domestic selling expenses resulting from increased travel costs as well as consulting fees incurred in the company’s comprehensive review of its business plans and operations. General and administrative costs also increased, primarily as a result of the review of the company’s business plans and operations, as well as a bad debt recovery in Italy in 2008 that reduced expenses during that period. Partially offsetting these increases were declines in compensation costs and professional fees incurred in connection with the company’s change of control transaction in 2008, and a decline in board of director compensation from the quarter ended September 30, 2008. Research and development costs increased slightly. Included in current year expenses are costs incurred in connection with the company’s 510(k) premarket submission to the FDA for its Mago® 4S as well as development costs for this instrumentation system.

Loss from operations was $1,117,000 during the third quarter of 2009 compared to income from operations of $6,000 in the third quarter of 2008. Loss from operations in the third quarter of 2009 was composed of a loss from domestic operations of $667,000 and loss from Italian operations of $454,000. Income from operations in the third quarter of 2008 was composed of income from domestic operations of $156,000 partially offset by a loss from Italian operations of $145,000. Included in the company’s domestic operations are corporate expenditures, such as costs required to maintain its status as a public company.

Net loss for the third quarter of 2009 was $1.2 million, or $0.04 loss per share, compared with net income of $19,000, or $0.00 earnings per share, in the third quarter of 2008.

For the nine months ended September 30, 2009, net revenue was $13.9 million compared with $16.0 million in the same period of the prior year. Domestic revenues for the nine months ended September 30, 2009 were $9.6 million compared with $10.8 million in the same period of the prior year, and Italian revenue for the nine months ended September 30, 2009 was $4.3 million compared to $5.2 million same period of the prior year. Gross profit for the nine months ended September 30, 2009 was $7.7 million compared with $9.7 million in the same period of the prior year. Gross profit margins for the nine months ended September 30, 2009 were 55.1%

compared with 60.5% in the same period of the prior year. Operating expenses for the nine months ended September 30, 2009 was $10.8 million compared with $9.2 million in the same period of the prior year. Loss from operations for the nine months ended September 30, 2009 was $3.1 million compared to income from operations of $484,000 in the same period of the prior year. Net loss for the nine months ended September 30, 2009 was $3.1 million, or $0.11 loss per share, compared to net income of $661,000, or $0.02 earnings per share, in the same period of 2008.

Dr. Struby concluded, “IVAX Diagnostics’ improving diagnostic capabilities and expanded product line, our solid reputation in the marketplace, and debt-free balance sheet, we believe, help position the company to capitalize on the positive trends in the marketplace. With the continued aging of the global population and the increased role that disease management is playing in the healthcare industry, we look forward to taking advantage of the many opportunities that are ahead of us.”

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l. and ImmunoVision, Inc.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: the risks and uncertainties associated with IVAX Diagnostics’ strategic initiatives, including, without limitation, that IVAX Diagnostics’ anticipated realignment of its sales force and introduction of new products may not result in improved operating results for IVAX Diagnostics or otherwise positively impact its financial condition or cash position, that IVAX Diagnostics’ efforts since the beginning of the year may not result in a stronger organization, result in a more efficient company, strengthen its revenue or improve its operating results, financial condition or cash position, that IVAX Diagnostics may not improve its operations and competitiveness or increase its footprint in the global in vitro diagnostics market, and that IVAX Diagnostics’ strategic initiatives may not have beneficial effects for its customers or stockholders or otherwise improve IVAX Diagnostics’ long-term performance; the risks and uncertainties associated with IVAX Diagnostics’ distribution agreement with IMMCO Diagnostics, including, without limitation, that IVAX Diagnostics’ anticipated realignment of its sales force and intensive product promotion campaign may not establish the foundation or support necessary for the successful launch of new product lines from IMMCO Diagnostics under such agreement, that such agreement may not be an important element in IVAX Diagnostics’ growth, result in improved operating results for IVAX Diagnostics or otherwise positively impact IVAX Diagnostics’ financial condition or cash position, that some or all of the tests and products covered by such agreement may not be well received in the markets covered by the agreement or otherwise offer the anticipated benefits that IVAX Diagnostics believes they offer, that IVAX Diagnostics may not begin distributing IMMCO Diagnostics’ test kits in the time frame anticipated, or at all, that such agreement may not result in the successful expansion of IVAX Diagnostics’ suite of ELISA or IFA test kits or, if it does so result in the expansion of IVAX Diagnostics’ suite of ELISA or IFA test kits, that such expansion will not result in improved operating results for IVAX Diagnostics or otherwise positively impact IVAX Diagnostics’ financial condition or cash position, and that IVAX Diagnostics may not generate the revenue, gross profits or gross profit margins from its distribution of IMMCO Diagnostics’ test kits in the amounts or in the time frame anticipated, or at all; the risks and uncertainties associated with the MAGO® 4S, including, without limitation, that IVAX Diagnostics may not submit the entirety of the required regulatory filings relating to the instrument, and any additional information which may be requested by regulatory authorities, when expected, or at all, that IVAX Diagnostics may not receive regulatory approval for the instrument when expected, or at all, that the instrument may not be available when expected, or at all, that IVAX Diagnostics may not successfully market the instrument, that IVAX Diagnostics’ customers may not integrate the instrument into their operations and that the instrument may not perform as expected, be a source of revenue growth for IVAX Diagnostics, be a factor in IVAX Diagnostics’ growth, expand the menu of test kits that IVAX Diagnostics offers or result in improved operating results for IVAX Diagnostics or positively impact IVAX Diagnostics’ financial condition or cash position; the risks and uncertainties associated with existing global economic conditions, including, without limitation, that IVAX Diagnostics’ operating results, and net revenues in particular, may continue to be adversely impacted if existing global economic conditions do not improve and that any such impact may be significant and have a long-term effect on IVAX Diagnostics and its financial condition, operating results and cash position; the risk that IVAX Diagnostics may not successfully implement operational improvements to help support its future growth; the risk that IVAX Diagnostics may not be able to take advantage of opportunities which may be presented by the continued aging of the global population and the increased role that disease management is playing in the health care industry or otherwise capitalize on positive trends in the marketplace; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

-FINANCIAL TABLES FOLLOW-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Period Ended September 30,	Three months		Nine months
	2009	2008	2009	2008
Net revenues	$4,561,595	$5,416,859	$13,941,783	$16,022,055
Cost of sales	2,129,634	2,173,309	6,263,883	6,334,910

Gross profit	2,431,961	3,243,550	7,677,900	9,687,145

Operating expenses:
Selling	1,419,940	1,259,097	4,190,270	3,740,292
General and administrative	1,673,326	1,550,332	5,311,766	4,146,296
Research and development	456,130	428,374	1,281,818	1,316,799

Total operating expenses	3,549,396	3,237,803	10,783,854	9,203,387

Income (loss) from operations	(1,117,435)	5,747	(3,105,954)	483,758

Other income:
Interest income	3,369	25,540	16,368	165,345
Other income (expense), net	(1,476)	18,965	68,826	108,372

Total other income, net	1,893	44,505	85,194	273,717

Income (loss) before income taxes	(1,115,542)	50,252	(3,020,760)	757,475

Provision for income taxes	41,428	31,289	111,112	96,136

Net income (loss)	$(1,156,970)	$18,963	$(3,131,872)	$661,339

Net income (loss) per share
Basic and diluted	$(0.04)	$0.00	$(0.11)	$0.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	27,649,887	27,649,887	27,649,887	27,649,887

Diluted	27,649,887	27,649,887	27,649,887	27,649,887

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$4,737,133	$4,420,900
Marketable securities	—	4,100,000
Accounts receivable, net of allowances for doubtful accounts of $365,858 in 2009 and $358,268 in 2008	6,125,790	5,789,901
Inventories, net	5,023,862	4,678,069
Other current assets	240,708	271,069

Total current assets	16,127,493	19,259,939

Property, plant and equipment, net	1,858,873	1,848,637
Equipment on lease, net	631,932	210,743
Product license	682,936	682,936
Goodwill, net	870,290	870,290
Other assets	183,367	175,523

Total assets	$20,354,891	$23,048,068

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$931,797	$698,693
Accrued license payable	146,165	140,062
Accrued expenses and other current liabilities	2,788,295	3,116,755

Total current liabilities	3,866,257	3,955,510

Other long-term liabilities:
Deferred tax liabilities	285,819	238,200
Other long-term liabilities	1,076,893	902,551

Total other long-term liabilities	1,362,712	1,140,751

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares, issued and outstanding 27,649,887 in 2009 and 2008	276,498	276,498
Capital in excess of par value	41,211,079	41,065,840
Accumulated deficit	(26,145,805)	(23,013,933)
Accumulated other comprehensive loss	(215,850)	(376,598)

Total shareholders’ equity	15,125,922	17,951,807

Total liabilities and shareholders’ equity	$20,354,891	$23,048,068